                      DIODES INCORPORATED AND SUBSIDIARIES

                                  EXHIBIT - 11

                        COMPUTATION OF EARNINGS PER SHARE


                                                   THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                         JUNE 30,                         JUNE 30,
                                              ----------------------------        ----------------------------
                                                 1998              1997              1998              1997
                                              ----------        ----------        ----------        ----------
BASIC
     Weighted average number of common
     shares outstanding                        5,022,621         4,962,855         5,010,589         4,960,779

     Net income                               $  521,000        $1,229,000        $1,707,000        $2,413,000
                                              ==========        ==========        ==========        ==========

Basic earnings per share                      $     0.10        $     0.25        $     0.34        $     0.49
                                              ==========        ==========        ==========        ==========



DILUTED
     Weighted average number of common
       shares outstanding                      5,022,621         4,962,855         5,010,589         4,960,779
     Assumed exercise of stock options           368,441           472,726           413,698           430,728
                                              ----------        ----------        ----------        ----------
                                               5,391,062         5,435,581         5,424,287         5,391,507

     Net income                               $  521,000        $1,229,000        $1,707,000        $2,413,000
                                              ==========        ==========        ==========        ==========

Diluted earnings per share                    $     0.10        $     0.23        $     0.31        $     0.45
                                              ==========        ==========        ==========        ==========
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